UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2003

PLX TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-25699	94-3008334

(Commission File Number)	(I.R.S. Employer Identification No.)

870 Maude Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN REPORT

Item 2. Acquisition or Disposition of Assets.

     On May 22, 2003, pursuant to the Agreement and Plan of Reorganization, dated as of May 6, 2003, by and among PLX Technology, Inc., a Delaware corporation (the “Registrant”), HT Acquisition Sub, LLC, a Delaware limited liability company (“Merger Sub”), HiNT Corporation, a privately held California corporation (“HiNT”) and Herbert Chang as Shareholders’ Agent (the “Merger Agreement”), the Registrant completed the merger of HiNT with and into Merger Sub, a wholly-owned subsidiary of Registrant, with Merger Sub being the surviving corporation of the merger. The transaction was closed on May 22, 2003 and is being accounted for as a purchase transaction.

     As consideration for the transaction, the Registrant (i) made an aggregate cash payment of $3,607,918 to the holders of the outstanding capital stock of HiNT, and (ii) issued an aggregate of 2,996,589 shares of the Registrant’s common stock, $0.001 par value, in exchange for the outstanding shares of capital stock of HiNT, subject to the withholding of an aggregate of $1.3 million of such shares and cash in escrow in accordance with the terms of the Merger Agreement. At the effective time of the merger, options and warrants to purchase shares of HiNT common stock were converted into options and warrants to purchase 270,977 shares of the Registrant’s common stock based upon the conversion factor set forth in the Merger Agreement with adjustment to their respective exercise prices. Additional consideration of Registrant’s common stock and cash with a maximum aggregate value of approximately $2.3 million may be paid out under certain provisions of the Merger Agreement approximately one year following the close of the transaction.

     Pursuant to a registration rights agreement entered into in connection with the Merger Agreement, the Registrant will file a shelf registration statement on Form S-3 to enable the sale into the public market of the Registrant’s common stock issued in the transaction.

     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to such exhibit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statement of Business Acquired.

Financial statements required by this item and by item 7(b) shall be filed not later than 60 days after the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

See response to Item 7(a).

(c)	Exhibits

The Exhibit Index appearing on page 4 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:	/s/ Michael J. Salameh

Michael J. Salameh
President

Dated: May 27, 2003

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Reorganization dated May 6, 2003 by and among PLX Technology, Inc., HT Acquisition Sub, LLC, HiNT Corporation and Herbert Chang as Shareholders’ Agent. Certain exhibits and schedules referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished to the Securities and Exchange Commission upon request.